INDEPENDENT AUDITORS' CONSENT





As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of Wincanton Corporation (now Parks America! Inc.), which report appears in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1999, and to all references to this firm included in such Registration Statement.

                                                 /s/ Mark Bailey & Co. Ltd.

                                                 MARK BAILEY & CO LTD.








Date: April 20, 2000
Reno, Nevada